Exhibit 99.1

N E W S   R E L E A S E

Contacts:

Michael N. Cannizzaro
Chairman of the Board,
President & CEO
(949) 282-6000
Brian G. Drazba
Executive Vice President & CFO
(949) 282-6000

INSIGHT HEALTH SERVICES CORP. ANNOUNCES
CHANGE IN CHIEF EXECUTIVE OFFICER

LAKE FOREST, CALIFORNIA, August 10, 2004—(BUSINESS WIRE)—InSight Health Services Corp. (the “Company”) announced that Steven T. Plochocki, President and Chief Executive Officer, has left the Company effective yesterday.  He is planning to pursue other interests and opportunities. Mr. Plochocki served the Company for over 4 ½ years.

Michael N. Cannizzaro, the Company’s Chairman of the Board, has been appointed President and Chief Executive Officer.  Mr. Cannizzaro is an Operating Partner of JW Childs Associates, L.P. and brings 27 years of healthcare industry management experience to the Company.

Mr. Cannizzaro stated, “We would like to thank Steve for his many contributions to the Company over the years and sincerely wish him well in his future endeavors.  I am looking forward to working with the Company’s senior management team in making the Company even more successful.”

About InSight

InSight Health Services Corp., headquartered in Lake Forest, California, provides diagnostic imaging and information, treatment and related management services. It serves managed care entities, hospitals and other contractual customers in 34 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.

Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.

The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.